Exhibit 99.1

NUVERRA AGREES TO AN EXTENSION OF THE AGREEMENT TO DIVEST THERMO FLUIDS INC.

SCOTTSDALE, AZ (June 24, 2014) – Nuverra Environmental Solutions (NYSE: NES) (“Nuverra” or “the Company”), a leading provider of full-cycle environmental solutions to energy and industrial end markets, announced today that it has agreed to an extension of the purchase agreement to divest Thermo Fluids, Inc. (“TFI”) to VeroLube USA, Inc. (“VeroLube”).

The extension is related to the delivery of stand-alone audited financial statements for TFI for fiscal year 2011, including the conversion of historical TFI financial statements from U.S. GAAP to International Financial Reporting Standards (IFRS), as requested by VeroLube in connection with its capital raising process. Nuverra has completed stand-alone IFRS financial statements for fiscal years 2012 and 2013 and anticipates completing the 2011 stand-alone IFRS audit by the end of July.

The revised stock purchase agreement anticipates the transaction closing by August 29, 2014.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to assist in identifying such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding anticipated transaction timing, expectations for timely completion of the 2011 IFRS audit of

TFI, proposed modifications to the stock purchase agreement, the ability to collect all or part of the break fee, unanticipated transaction costs, the ability of the proposed purchaser to obtain third-party financing in amounts and on terms that it deems to be acceptable, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, performance, achievements or developments to differ materially from those expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated, including risks that such transactions may fail to close due to unsatisfied closing conditions; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; low oil and or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production among shale areas in which we operate and/or into shale areas in which we currently do not have operations; control of costs and expenses; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Form 10-Q for the three months ended March 31, 2014, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov and the Company’s web site at http://www.nuverra.com. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, or the list of factors set forth above that may impact this information. Many factors other than those set forth above could cause actual results to differ materially from the results, performance, achievements or developments expressed or implied by such forward-looking statements.

Source: Nuverra Environmental Solutions, Inc.

Liz Merritt, 602-903-7802

VP-Investor Relations & Communications

ir@nuverra.com